Exhibit 16.1

March 19, 2015

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Clone Algo Technologies, Inc.

File Ref. No. 333-191443

We have read the statements of Clone Algo technologies, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 19, 2015 and agree with such statements as they pertain to our firm.

Regards,

/s/ LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants